UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☒     Definitive Additional Materials
☐     Soliciting Material Pursuant to §240.14a-12

Logitech International S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

logitech

This Response Coupon is solicited on behalf of the Board of Directors of Logitech International S.A.

The Board recommends a vote "For" each of Proposals 1-15

150001

Mr
Brian Muster
Bahnhofstrasse 33
4000 Basel

Shareholder
Mr Brian Muster
Bahnhofstrasse 33, 4000 Basel

Number of shares
15'000

Response Coupon for the 34th Annual General Meeting of LOGITECH INTERNATIONAL S.A.

Wednesday, September 14, 2022- 14:00 (registration starts at 13:30)
SwissTech Convention Center, EPFL - Lausanne, Switzerland

Voting instructions and orders of admission cards and of publications can be submitted either with this form or online. We encourage you to utilize our online voting option in order to reduce the mailing costs incurred by our company and to help reduce our carbon footprint.

For online registration / voting, please scan the QR code on the right side or go to the website: gvmanager-live.ch/logitech and input your personal access code noted here: **G9LM2LLOG-4uYrPPR3**

If you do not wish to vote online, please complete, **sign** and return both sides of this form by September 8, 2022 in the enclosed postage-paid return envelope (Logitech International S.A., c/o Devigus Shareholder Services, Birkenstrasse 47, 6343 Rotkreuz, Switzerland). When voting by mail, this response coupon is valid only when signed and dated.

Participation:

☐ **Option 1:** I/we will **personally** attend the Annual General Meeting and ask you to send me/us an admission card in my/our name(s).

☐ **Option 2:** I/we hereby authorize the person named below to act as my/our proxy to represent me/us at the Annual General Meeting and ask you to send an admission card directly to such person:

Name and address of proxy: ______________________________

____

☐ **Option 3:** I/we authorize the **Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, Notary Public, Rue Caroline 1, 1003 Lausanne, Switzerland,** to represent me/us at the Annual General Meeting.
If you wish to issue any specific voting instructions, please complete the reverse side of this form

We invite you to visit the Investors section of our website for more information.

If you provide us with your email address, we will be able, in the future, to send you additional shareholder communication via email. We will not intentionally share, sell or distribute your email address, except as required by law or company policy. Previously, you have provided the following email address to us for this purpose:
brian.muster@gmail.com
If this email address is invalid or incorrect, please print your current email address in the space provided below.

Name: ______________ E-Mail Adress: ______________

Date: ______________ **Signature:** ______________

EA

Instructions for the Independent Representative

Please tick only one box per item		For	Against	Abstain
1.	Approval of the Annual Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2022	☐	☐	☐
2.	Advisory vote to approve executive compensation	☐	☐	☐
3.	Appropriation of retained earnings and declaration of dividend	☐	☐	☐
4.	Amendment of the Articles regarding the creation of an authorized capital	☐	☐	☐
5.	Amendment of the Articles regarding the holding of virtual shareholder meetings	☐	☐	☐
6.	Amendment of the Articles regarding the name of the municipality in which Logitech's registered seat is located	☐	☐	☐
7.	Amendment and restatement of the 2006 Stock Incentive Plan, including an increase to the number of shares available for issuance under the Plan	☐	☐	☐
8.	Release of the Board of Directors and Executive Officers from liability for activities during fiscal year 2022	☐	☐	☐
9.	Elections to the Board of Directors			
9.A	Re-election of Dr. Patrick Aebischer	☐	☐	☐
9.B	Re-election of Ms. Wendy Becker	☐	☐	☐
9.C	Re-election of Dr. Edouard Bugnion	☐	☐	☐
9.D	Re-election of Mr. Bracken Darrell	☐	☐	☐
9.E	Re-election of Mr. Guy Gecht	☐	☐	☐
9.F	Re-election of Ms. Marjorie Lao	☐	☐	☐
9.G	Re-election of Ms. Neela Montgomery	☐	☐	☐
9.H	Re-election of Mr. Michael Polk	☐	☐	☐
9.I	Re-election of Ms. Deborah Thomas	☐	☐	☐
9.J	Election of Mr. Christopher Jones	☐	☐	☐
9.K	Election of Mr. Kwok Wang Ng	☐	☐	☐
9.L	Election of Mr. Sascha Zahnd	☐	☐	☐
10.	Election of the Chairperson of the Board	☐	☐	☐
11.	Elections to the Compensation Committee			
11.A	Re-election of Dr. Edouard Bugnion	☐	☐	☐
11.B	Re-election of Ms. Neela Montgomery	☐	☐	☐
11.C	Re-election of Mr. Michael Polk	☐	☐	☐
11.D	Election of Mr. Kwok Wang Ng	☐	☐	☐
12.	Approval of Compensation for the Board of Directors for the 2022 to 2023 Board Year	☐	☐	☐
13.	Approval of Compensation for the Group Management Team for fiscal year 2024	☐	☐	☐
14.	Re-election of KPMG AG as Logitech's auditors and ratification of the appointment of KPMG LLP as Logitech's independent registered public accounting firm for fiscal year 2023	☐	☐	☐
15.	Re-election of Etude Regina Wenger & Sarah Keiser-Wüger as Independent Representative	☐	☐	☐
If additional proposals or amended proposals in connection with the above proposals are formulated at the Annual General Meeting, I instruct the Independent Representative to vote in favor of the recommendations of the Board (For), against the proposals (Against) or abstain (Abstain) as follows:		☐	☐	☐

To the extent that you do not give specific voting instructions with respect to one or several of the above proposals, by signing this form you instruct the Independent Representative to exercise your vote in favor of the recommendations of the Board of Directors on the corresponding proposals contained in the Invitation and Proxy Statement as well as on new proposals and amended proposals that could be formulated during the course of the Annual General Meeting.

EB

TO OUR SHAREHOLDERS, PARTNERS, CUSTOMERS AND EMPLOYEES

logitech®

Fiscal Year 2022 was a year of milestones here at Logitech.

We turned forty years old. And Bracken finished his tenth year at the company. More important than either of those, Logitech grew for its ninth consecutive year. That may not seem special at first, however, this year's results were on top of the prior year's remarkable 74% record growth. That means that FY 2022 further established a new scale for Logitech and our long-term growth strategy.

REACHING NEW HEIGHTS

This past decade, we have transformed Logitech into a design company and built a diverse, innovative portfolio of products that tap into some of the most exciting long-term trends touching us all today. The four trends that drive our business are undeniable: the explosion of hybrid work and learning, video communication's unstoppable path to replacing audio-only calls, the massive growth of esports for participants and spectators, and the emergence of millions of digital content creators.

These trends have grown our business for many years, accelerated dramatically during the pandemic and continued to grow our business to the new heights we saw in FY 2022.

Throughout the fiscal year we remained agile and prepared for change, but kept our eyes squarely on the strong, long-term path we charted years ago. We remained committed to our proven strategy and capabilities, and continued to lead in our product categories while selectively adding new ones in other long-term growth areas. We continued to execute and continued to grow, on top of the exceptional previous year and in the face of industry-wide supply headwinds.

We saw the results. We gained market share across the portfolio and, together, our key categories - Pointing Devices, Keyboards & Combos, Gaming and Video Collaboration - grew 12% in constant currency in the year. In fact, by the close of Fiscal Year 2022, we had doubled our sales in four years, more than doubled our profits in two years and returned a record annual amount to shareholders via dividends and share repurchases - more than $0.5 billion.

CONSISTENT, PROVEN STRATEGY

Over the years, Logitech has faced challenges, from currency fluctuation and China tariffs, to supply chain headwinds and sadly, today, war. These create uncertainty.

Experience tells us there will always be uncertainty. So Logitech focuses on the factors we can control: executing with discipline on our consistent, proven strategy, and using external challenges to help us build ever more resilience in our capabilities, including the strength and agility of our operations.

To the outside world, this is revealed through the product experiences we create, a diverse portfolio that taps into the long-term growth trends you are now familiar with:

1) Work or learn from anywhere (hybrid work):
   The global lockdown, and now, the gradual return to hybrid forms of work, have demonstrated unequivocally that we can work or learn from anywhere. Individuals have an opportunity to shape where and when they work; and organizations have an opportunity to define what hybrid work means to them, to refit their meeting rooms, classrooms and IT equipment. For Logitech, the world's 1 billion knowledge workers are just the beginning of an opportunity, many with more than one workspace, each with individual needs to help them work productively, creatively and comfortably wherever they are.
2) Video everywhere:
   We are all social beings. No matter where we are, we want to connect - to collaborate and communicate with human intimacy on an equal and inclusive basis. The proliferation of workspaces, in offices, homes and on the go, coupled with approximately 90 million conference rooms that are not equipped with video equipment, are where that connection will take place. And it will be by video. Everywhere.
3) Rise of esports:
   Competitive gaming, known as esports, is huge. There are 3.1 billion gamers around the world, but gaming isn't limited to those who play. Like any mainstream sport, there is also a big audience of engaged fans who connect and communicate around their passion. YouTube has nearly 0.5 million gaming channels run by gamers who stream their gameplay. In total, creators across all platforms livestreamed nearly 35 billion hours of content last year. And the most competitive play - esports - was viewed by 474 million people.
4) Democratization of content creation:
   Content creation is more than gaming. In the past, we relied on a few hundred studios and media companies to produce content millions of us could consume; today millions of content creators broadcast their activities to an audience of billions around the world. Creation is a profession, making millionaire stars of the best in the field. And anyone can emulate them, because the tools they have to code, design, create art, make music, game and broadcast are the same democratized tools everyone has access to.

These trends are big. They are growing. They are here for the long term. And that's where our focus is, both for our consumer offering and for our enterprise business. Because for every individual who is seeking a Logitech solution for their personal needs, there is a school, hospital or business looking for reliable tools for their organization and those in their care - from video collaboration equipment to ergonomic mice and keyboards at personal workstations.

GROWING WITH PURPOSE

Another area of long-term focus for Logitech is sustainability - it's central to our company's purpose.

It has been clear for too long now that the earth is warming. Unless we act to address climate change, we will create untold damage to the planet and humanity itself. And, we also feel strongly that humanity must work to address the inequalities around the world. If we address this we can unlock so much potential.

On both issues - environment and equality - we must act. And that is what Logitech has been doing. We placed both at the heart of our company purpose and values, and at the top of our design principles. We made it part of our culture; we set targets to rapidly effect change; and we're reporting back transparently in our annual Sustainability Report.

In Fiscal Year 2022, we accelerated our climate strategy. Logitech became certified carbon neutral across all our products and operations, which set us on a path to be climate positive when, one day, we will capture more carbon than we create. We continued to roll out carbon labeling of our products, having become the first consumer electronics company to commit to such transparency across all our products. We also made great progress in moving to the use of recycled plastics throughout our products. We had committed to eliminate around 11,000 tons of carbon per year in our mice and keyboard product lines...so we eliminated 19,000 tons.

People noticed. For the second year in a row, Logitech was credited as a sustainability leader within the Dow Jones Sustainability Europe Index. We also topped the Financial Times-Statista list of Europe's Climate Leaders. And Forbes recognized us as one of the world's top female-friendly companies - just one example of our ongoing commitment to ensuring equitable actions drive a more inclusive environment inside and outside of Logitech.

This recognition of our efforts illustrates the incredible dedication of our teams across the company. Yet, there is a lot more to do.

BIG AMBITIONS

In this letter, we have outlined many of the attributes that have contributed to Logitech's nine consecutive years of growth: our consistent strategy, the strength of our capabilities, our agile and resilient operations, the long-term trends that help us grow, and the ambitious scope of our purpose - to help all people pursue their passions and to do so in a way that is good for the planet.

We have yet to mention the Logitech community– you, our customers and consumers, our employees, partners and shareholders. In spite of our new-found scale, Logitech remains the small company that is familiar to so many. Many of you have come a long way with us on this journey, and we appreciate your loyalty and passion. We know we must earn that trust every year. We have a long way to go, and big ambitions. We're excited to be traveling with you.



Bracken P. Darrell
President and Chief Executive Officer



Wendy Becker
Chairperson of the Board

logitech®

July 26, 2022

TO OUR SHAREHOLDERS:

You are cordially invited to attend Logitech's 2022 Annual General Meeting. The meeting will be held on Wednesday, September 14 at 2:00 p.m. at the SwissTech Convention Center, EPFL, in Lausanne, Switzerland.

Enclosed is the Invitation and Proxy Statement for the meeting, which includes an agenda and discussion of the items to be voted on at the meeting, instructions on how you can exercise your voting rights, information concerning Logitech's compensation of its Board members and executive officers, and other relevant information.

Whether or not you plan to attend the Annual General Meeting, your vote is important, and you should take the steps required so that your shares are represented at the 2022 Annual General Meeting.

Thank you for your continued support of Logitech.

Wendy Becker
Chairperson of the Board

LOGITECH INTERNATIONAL S.A.

Invitation to the Annual General Meeting
Wednesday, September 14, 2022 - 2:00 p.m. CEST (registration starts at 1:30 p.m.)
SwissTech Convention Center, EPFL–Lausanne, Switzerland

AGENDA

Reports

Report on Operations for the fiscal year ended March 31, 2022

Proposals

1. Approval of the Annual Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2022

   The Board of Directors proposes that the Annual Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2022 be approved.

2. Advisory vote to approve executive compensation

   The Board of Directors proposes that shareholders approve, on an advisory basis, the compensation of Logitech's named executive officers disclosed in Logitech's Compensation Report for Fiscal Year 2022.

3. Appropriation of retained earnings and declaration of dividend

   The Board of Directors proposes that CHF 1,693,500,610 (approximately USD 1,832,788,940 based on the exchange rate on March 31, 2022) of retained earnings be appropriated as follows:

	Year ended March 31, 2022
Retained earnings available at the end of fiscal year 2022	CHF 1,693,500,610
Proposed dividends	CHF (166,545,879)
Balance of retained earnings to be carried forward	CHF 1,526,954,731

   The Board of Directors approved and proposes a gross distribution of CHF 0.9621 per registered share or approximately USD 1.0412 per share based on the exchange rate on March 31, 2022. Based on the current shares issued (173,106,620 shares) and the proposed dividend per share, the maximum aggregate gross dividend would be CHF 166,545,879 (approximately USD 180,244,072 based on the exchange rate on March 31, 2022).

   No distribution shall be made on shares held in treasury by the Company and its subsidiaries.

   If the proposal of the Board of Directors is approved, the dividend payment of CHF 0.9621 per share (or approximately CHF 0.6254 per share after deduction of 35% Swiss withholding tax whenever required) will be made on or about September 28, 2022 to all shareholders on record as of the record date (which will be on or about September 27, 2022). We expect that the shares will be traded ex-dividend as of approximately September 26, 2022. For payments made in U.S. dollars, we expect to use the currency exchange rate as of the date of the meeting, September 14, 2022.

4. Amendment of the Articles regarding the creation of an authorized capital

   The Board of Directors proposes that shareholders authorize the Board of Directors to issue up to 17,310,662 new registered shares with a par value of CHF 0.25 each until September 14, 2024 and that a new Article 27 be added to that effect in the Articles of Incorporation of the Company in replacement of the existing Article 27 with the following text:

Article 27

The Board of Directors is authorized at any time until September 14, 2024 to increase the share capital of the Company by a maximum aggregate amount of CHF 4,327,666 through the issuance of not more than 17,310,662 registered shares with a par value of CHF 0.25 each, which will have to be fully paid in.

Increases in partial amounts are permitted. The Board of Directors may authorize the issuance of new shares by means of an underwriting or similar process carried out by one or more banks or other financial institutions with a view to offering the new shares to existing shareholders or to third parties. The Board of Directors shall determine the type of contributions, the issue price, the time of the issue, the conditions for the exercise of the preferential subscription rights, the use of unexercised preferential subscription rights and the date upon which the new shares shall become entitled to dividends. The Board of Directors may authorize, restrict or exclude the trading of preferential subscription rights.

If preferential subscription rights are granted, but not exercised, the Board of Directors shall use the rights associated with the relevant shares in the interest of the Company.

The Board of Directors may restrict or withdraw the preferential subscription rights of existing shareholders, and allocate such rights to third parties or to the Company for valid reasons, in particular if the new shares are being issued in connection with: (a) the acquisition of companies, enterprises, participations, assets, intellectual property rights, licenses or new investment projects; (b) a public offering or private placement of shares for the financing and/or refinancing of an acquisition of the kind referred to under (a) above; (c) a public offering or private placement of shares, under circumstances in which such public offering or private placement would be difficult to carry out or could likely only be carried out under less favourable terms if the preferential subscription rights of existing shareholders were not restricted or withdrawn; (d) the acquisition of a stake in the Company by a strategic partner; or (e) the broadening of the shareholder base of the Company in certain jurisdictions or in the context of a listing or admission to trading on a domestic or foreign stock exchange.

Other provisions under Title VIII of the Articles of Incorporation of the Company remain unchanged. The French text of the proposed new Article 27 (which shall be the only legally binding) can be found at http://ir.logitech.com.

5. Amendment of the Articles regarding the holding of virtual shareholder meetings

   The Board of Directors proposes to supplement as follows Article 8 of the Company's Articles of Incorporation, with effect upon the entry into effect of the Swiss corporate law reform of 2020 on January 1, 2023, to make it possible for the Board of Directors to hold general meetings virtually:

Article 8

Paragraphs 1 and 2: Unchanged.

Paragraph 3 (new):
"As from January 1, 2023, the Board of Directors may also decide to hold General Meetings in several locations or virtually without any physical place of meeting."

The rest of Article 8 remains unchanged.

The French text of the proposed Article 8, as amended (which shall be the only legally binding), can be found at http://ir.logitech.com.

6. Amendment of the Articles regarding the name of the municipality in which Logitech's registered seat is located

   The Board of Directors proposes that shareholders approve an amendment to the Article 1 of the Articles of Incorporation of the Company to change the location of the registered office from Apples to Hautemorges further to a merger between the municipality of Apples, in which the Company's registered seat is located, and five other municipalities.

Article 1

Sentences 1 and 2: Unchanged.

Sentence 3 (amended):
"The registered office is in Hautemorges."

The French text of the proposed Article 1, as amended (which shall be the only legally binding), can be found at http://ir.logitech.com.

7. Amendment and restatement of the 2006 Stock Incentive Plan, including an increase to the number of shares available for issuance under the Plan

   The Board of Directors proposes that shareholders approve amendments to and the restatement of the Logitech International S.A. 2006 Stock Incentive Plan (the "Plan") to authorize three million two hundred fifty thousand (3,250,000) additional shares for issuance under the Plan, to reflect change in tax law, to modify certain Plan provisions to conform to the Company's governance practices, and to implement other best practices.

8. Release of the Board of Directors and Executive Officers from liability for activities during fiscal year 2022

   The Board of Directors proposes that shareholders release the members of the Board of Directors and Executive Officers from liability for activities during fiscal year 2022.

9. Elections to the Board of Directors

   The Board of Directors proposes that each of Dr. Patrick Aebischer, Ms. Wendy Becker, Dr. Edouard Bugnion, Mr. Bracken Darrell, Mr. Guy Gecht, Ms. Marjorie Lao, Ms. Neela Montgomery, Mr. Michael Polk and Ms. Deborah Thomas be re-elected to the Board for a one-year term ending at the closing of the 2023 Annual General Meeting. The Board of Directors also proposes that each of Mr. Christopher Jones, Mr. Kwok Wang Ng and Mr. Sascha Zahnd be elected to the Board for a one-year term ending at the closing of the 2023 Annual General Meeting. There will be a separate vote on each nominee.

10. Election of the Chairperson of the Board

    The Board of Directors proposes that Ms. Wendy Becker be re-elected as Chairperson of the Board of Directors for a one-year term ending at the closing of the 2023 Annual General Meeting.

11. Elections to the Compensation Committee

    The Board of Directors proposes that each of Dr. Edouard Bugnion, Ms. Neela Montgomery and Mr. Michael Polk be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2023 Annual General Meeting. The Board of Directors also proposes that Mr. Kwok Wang Ng be elected to the Compensation Committee for a one-year term ending at the closing of the 2023 Annual General Meeting. There will be a separate vote on each nominee.

12. Approval of Compensation for the Board of Directors for the 2022 to 2023 Board Year

    The Board of Directors proposes that the shareholders approve a maximum aggregate amount of the compensation of the Board of Directors of CHF 3,900,000 for the term of office from the 2022 Annual General Meeting until the 2023 Annual General Meeting (the "2022–2023 Board Year").

13. Approval of Compensation for the Group Management Team for fiscal year 2024

    The Board of Directors proposes that the shareholders approve a maximum aggregate amount of the compensation of the Group Management Team of USD 24,900,000 for fiscal year 2024.

14. Re-election of KPMG AG as Logitech's auditors and ratification of the appointment of KPMG LLP as Logitech's independent registered public accounting firm for fiscal year 2023

    The Board of Directors proposes that KPMG AG be re-elected as auditors of Logitech International S.A. for a one-year term and that the appointment of KPMG LLP as Logitech's independent registered public accounting firm for fiscal year 2023 be ratified.

15. Re-election of Etude Regina Wenger & Sarah Keiser-Wüger as Independent Representative

    The Board of Directors proposes that Etude Regina Wenger & Sarah Keiser-Wüger be re-elected as Independent Representative for a one-year term ending at the closing of the 2023 Annual General Meeting.

Hautemorges, Switzerland, July 26, 2022

The Board of Directors

ACCESSING ADDITIONAL MATERIALS

A copy of Logitech's 2022 Invitation, Proxy Statement and Annual Report to Shareholders and our Annual Report on Form 10-K for fiscal year 2022 filed with the U.S. Securities and Exchange Commission (the "SEC") are available on our Investor Relations website at http://ir.logitech.com. Shareholders also may request free copies of these materials by contacting Logitech Investor Relations at LogitechIR@logitech.com or by postal mail at c/o Logitech Inc., 7700 Gateway Boulevard, Newark, California 94560.

FURTHER INFORMATION FOR REGISTERED SHAREHOLDERS

How can I vote if I do not plan to attend the meeting?

If you do not plan to attend the meeting, you may appoint the Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, to represent you at the meeting. Please provide your voting instructions by marking the applicable boxes beside the agenda items on the Internet voting site for registered shareholders, gvmanager-live.ch/logitech for shareholders on the Swiss share register or www.proxyvote.com for shareholders on the U.S. share register, or on the Response Coupon or Proxy Card, as applicable.

Swiss Share Register – Internet Voting	Swiss Share Register – Response Coupon
Go to the Internet voting site gvmanager-live.ch/logitech and log in with your access code on the Response Coupon. Please use the menu item "Grant Procuration" and submit your instructions by clicking on the "Send" button.	Mark the box under Option 3 on the enclosed Response Coupon. Please sign, date and promptly mail your completed Response Coupon to Etude Regina Wenger & Sarah Keiser-Wüger using the appropriate enclosed postage-paid envelope (Logitech International S.A., c/o Devigus Shareholder Services, Birkenstrasse 47, 6343 Rotkreuz, Switzerland).

U.S. Share Register – Internet Voting	U.S. Share Register – Proxy Card
Go to the Internet voting site www.proxyvote.com and log in with your 16-digit voting control number printed in the box on the Notice of Internet Availability of Proxy Materials that you received from us. Please follow the menus to select the Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, to represent you at the meeting.Please submit your instructions by clicking on the "Submit" button.	If you have requested a Proxy Card, mark the box "Yes" on the Proxy Card to select the Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, to represent you at the meeting. Please sign, date and promptly mail your completed Proxy Card to Broadridge using the enclosed postage-paid envelope.

How can I attend the meeting?

If you wish to attend the meeting, you will need to obtain an admission card. You may order your admission card on the Internet voting site for registered shareholders, www.gvmanager-live.ch/logitech for shareholders on the Swiss share register or www.proxyvote.com for shareholders on the U.S. share register, or on the Response Coupon or Proxy Card, as applicable, and we will send you an admission card for the meeting. If an admission card is not received by you prior to the meeting and you are a registered shareholder as of September 8, 2022, you may attend the meeting by presenting proof of identification at the meeting.

Swiss Share Register – Internet Voting	Swiss Share Register – Response Coupon
Go to the Internet voting site gvmanager-live.ch/logitech and log in with your access code on the Response Coupon. Please use the menu item "Order Admission Card".	Mark the box under Option 1 on the enclosed Response Coupon. Please send the completed, signed and dated Response Coupon to Logitech using the enclosed postage-paid envelope by Thursday, September 8, 2022.

U.S. Share Register – Internet Voting	U.S. Share Register – Proxy Card
Go to the Internet voting site www.proxyvote.com and log in with your 16-digit voting control number printed in the box on the Notice of Internet Availability of Proxy Materials that you received from us. Please follow the menus to indicate that you will personally attend the meeting.	If you have requested a Proxy Card, mark the box "Yes" on the Proxy Card to indicate that you will personally attend the meeting. Please sign, date and promptly mail your completed Proxy Card to Broadridge using the enclosed postage-paid envelope by Thursday, September 8, 2022.

Can I have another person represent me at the meeting?

Yes. If you would like someone other than the Independent Representative to represent you at the meeting, please mark Option 2 on the Response Coupon (for shareholders on the Swiss share register) or, if you requested a Proxy Card (for shareholders on the U.S. share register), mark the box on the Proxy Card to authorize the person you name on the reverse side of the Proxy Card. On either the Response Coupon or the Proxy Card, please provide the name and address of the person you want to represent you. Please return the completed, signed and dated Response Coupon to Logitech or Proxy Card to Broadridge, using the enclosed postage-paid envelope by September 8, 2022. We will send an admission card for the meeting to your representative. If the name and address instructions you provide are not clear, Logitech will send the admission card to you, and you must forward it to your representative.

If you requested and received an admission card to attend the meeting, you can also authorize someone other than the Independent Representative to represent you at the meeting on the admission card and provide that signed, dated and completed admission card to your representative, together with your voting instructions.

Can I sell my shares before the meeting if I have voted?

Logitech does not block the transfer of shares before the meeting. However, if you sell your Logitech shares before the meeting and Logitech's Share Registrar is notified of the sale, your votes with those shares will not be counted. Any person who purchases shares after the Share Register closes on Thursday, September 8, 2022 will not be able to register them until the day after the meeting and so will not be able to vote the shares at the meeting.

If I vote by proxy, can I change my vote after I have voted?

You may change your vote by Internet or by mail through September 8, 2022. You may also change your vote by attending the meeting and voting in person. For shareholders on the Swiss share register, you may revoke your vote by requesting a new one-time code and providing new voting instructions at gvmanager-live.ch/logitech, or by requesting and submitting a new Response Coupon from our Swiss Share Register at Devigus Shareholder Services (by telephone at +41-41-798-48-33 or by e-mail at logitech@devigus.com). For shareholders on the U.S. share register, you may revoke your vote by providing new voting instructions at www.proxyvote.com, if you voted by Internet, or by requesting and submitting a new Proxy Card. Your attendance at the meeting will not automatically revoke your vote or Response Coupon or Proxy Card unless you vote again at the meeting or specifically request in writing that your prior voting instructions be revoked.

Swiss Share Register – Internet Voting	Swiss Share Register – Response Coupon
After you receive the new access code, go to the Internet voting site gvmanager-live.ch/logitech and log in. Please use the menu item "Grant Procuration". Follow the directions on the site to complete and submit your new instructions until Thursday, September 8, 2022, 23:59 (Central European Summer Time), or you may attend the meeting and vote in person.	If you request a new Response Coupon and wish to vote again, you may complete the new Response Coupon and return it to us by September 8, 2022, or you may attend the meeting and vote in person.

U.S. Share Register – Internet Voting	U.S. Share Register – Proxy Card
Go to the Internet voting site www.proxyvote.com and log in with your 16-digit voting control number printed in the box on the Notice of Internet Availability of Proxy Materials that you received from us. Please follow the menus to submit your new instructions until Thursday, September 8, 2022, 11:59 p.m. (U.S. Eastern Daylight Time), or you may attend the meeting and vote in person.	If you request a new Proxy Card and wish to vote again, you may complete the new Proxy Card and return it to Broadridge by September 8, 2022, or you may attend the meeting and vote in person.

If I vote by proxy, what happens if I do not give specific voting instructions?

Swiss Share Register – Internet Voting	Swiss Share Register – Response Coupon
If you are a registered shareholder and vote using the Internet voting site, you have to give specific voting instructions for all agenda items before you can submit your instructions.	If you are a registered shareholder and sign and return a Response Coupon without giving specific voting instructions for some or all agenda items, you thereby give instructions to the Independent Representative to vote your shares in accordance with the recommendations of the Board of Directors for such agenda items as well as for new and amended proposals that could be formulated during the course of the meeting.

U.S. Share Register – Internet Voting	U.S. Share Register – Proxy Card
If you are a registered shareholder and vote using the Internet voting site without giving specific voting instructions for some or all agenda items, you thereby give instructions to the Independent Representative to vote your shares in accordance with the recommendations of the Board of Directors for such agenda items as well as for new and amended proposals that could be formulated during the course of the meeting.	If you are a registered shareholder and sign and return a Proxy Card without giving specific voting instructions for some or all agenda items, you thereby give instructions to the Independent Representative to vote your shares in accordance with the recommendations of the Board of Directors for such agenda items as well as for new and amended proposals that could be formulated during the course of the meeting.

Who can I contact if I have questions?

If you have any questions or need assistance in voting your shares, please call us at +1-510-713-4220 or e-mail us at LogitechIR@logitech.com.

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